                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

   Filed by the Registrant  [X]
   Filed by a Party other than the Registrant  [_]

   Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        COLLEGE RETIREMENT EQUITIES FUND

--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies: N/A
   (2) Aggregate number of securities to which transaction applies: N/A
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
   (4) Proposed maximum aggregate value of transaction: N/A
   (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: N/A
   (2) Form, Schedule or Registration Statement No.: N/A
   (3) Filing Party: N/A
   (4) Date Filed: N/A

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

NOTICE OF ANNUAL MEETING -- NOVEMBER 13, 2003

The College Retirement Equities Fund (CREF) will hold its annual meeting of participants at 730 Third Avenue, New York, New York, on November 13, 2003, at 10:00 a.m. The meeting agenda is:

     1. To elect two trustees to serve for the next four years or until their successors are elected and qualified;

     2.   To vote on the participant proposals presented in the proxy statement;
          and

     3. To address any other business that may properly come before the meeting.

The Board of Trustees has set September 30, 2003, as the record date for determining the number of votes entitled to be cast. You may vote at the meeting only if you had CREF voting rights as of September 30, 2003.

                                              By order of the Board of Trustees,


                                              /s/ E. Laverne Jones
                                              ----------------------------------
                                              E. Laverne Jones
                                              Secretary

Please vote as soon as possible before the annual meeting, even if you plan to attend the meeting. You can vote quickly and easily by toll free telephone call, over the Internet or by mail. Just follow the simple instructions that appear on your enclosed proxy card. Since we can't hold the meeting unless a quorum is reached, please help CREF avoid the expense of a follow-up mailing by voting today!

If you plan to attend the meeting, please call 1 800 842-2733 ext. 6668 to obtain an admission pass.

October 13, 2003

COLLEGE RETIREMENT EQUITIES FUND

Proxy Statement for Annual Meeting
to be Held on November 13, 2003

The Board of Trustees of the College Retirement Equities Fund (CREF) has sent you this proxy statement to ask for your vote on several matters affecting CREF. The accompanying proxy will be voted at the annual meeting of CREF participants being held on November 13, 2003, at 10:00 a.m. at 730 Third Avenue, New York, New York. This proxy statement was mailed to participants starting on or about October 13, 2003.

How Do I Vote?

You can vote in any one of four ways:

     (1) By marking, signing, and mailing the enclosed proxy card in the envelope provided;

     (2) Through the Internet at http://www.eproxyvote.com/tiaa-cref (or by going to our Web site at www.tiaa-cref.org);

     (3)  By telephone, by calling toll free 1 877 779-8683; or

     (4)  By voting in person at the annual meeting.

If you vote by Internet or telephone, please use the 14-digit "control" number that appears in the upper-left corner of your proxy card. Please don't mail your proxy card if you vote by Internet or telephone.

Can I Cancel or Change My Vote?

You can change or cancel your vote at any time up until voting results are announced at the annual meeting. You can do this by simply voting again -- by executing and returning a later-dated proxy card, voting through the Internet or by toll-free telephone call, voting in person at the meeting, or writing CREF's Secretary at 730 Third Avenue, New York, New York 10017-3206.

How Does a Proxy Work?

When you vote by proxy, you are instructing the agents named on the proxy card how to vote on your behalf at the meeting. If you don't specifically instruct them otherwise, they will vote FOR the election of the two nominees for trustee and AGAINST the participant proposals presented in this proxy statement. At this time, we don't know of any other matters being presented at the meeting. If other matters are brought before the meeting, the proxy agents will vote the proxies using their own best judgment, as allowed by the proxy.

Who May Vote; How Many Votes Do I Get?

Only participants in certain accounts will be eligible to vote on the participant proposals. The following table shows which accounts' participants may vote for each item on the proxy ballot:

                                             All Accounts
                                          Except the Social
                           All Accounts     Choice Account
-----------------------------------------------------------
Trustee Election                 X
-----------------------------------------------------------
Participant Proposal I           X
-----------------------------------------------------------
Participant Proposal II          X
-----------------------------------------------------------
Participant Proposal III         X
-----------------------------------------------------------
Participant Proposal IV          X
-----------------------------------------------------------
Participant Proposal V           X
-----------------------------------------------------------
Participant Proposal VI                           X
-----------------------------------------------------------

Each person having voting rights on September 30, 2003, may vote at the meeting. On September 20, 2003, there were 135,958,858,990.43 total votes eligible to be cast, broken down as follows:

Stock Account - 91,279,157,057.95 votes                  Social Choice Account - 5,431,368,548.00 votes
Money Market Account - 7,258,665,267.63 votes            Global Equities Account - 7,043,616,347.23 votes
Bond Market Account - 5,605,967,262.18 votes             Growth Account - 10,308,240,232.94 votes
Inflation-Linked Bond Account - 2,492,734,161.79 votes   Equity Index Account - 6,539,110,112.71 votes

The number of votes you have is equal to the dollar value of your accumulation in each CREF account on September 30, 2003. If you are receiving annuity payments, the number of votes you have is equal to the dollar amount held on September 30, 2003 in the annuity fund of each CREF account to meet our annuity obligations to you. We will count fractional votes.

How Many Votes Are Needed for a Quorum or to Pass a Vote?

We will have a quorum for the meeting if 10 percent of the votes entitled to be cast are voted. Abstentions are counted in determining whether a quorum has been reached. The outcome of the election of trustees and the participant proposal votes will be decided by a majority of the eligible votes present in person or represented by proxy. No votes are cast by brokers.

I. ELECTION OF TRUSTEES

CREF's Board of Trustees is divided into four classes, with one class of two trustees elected each year for a term of four years. At this annual meeting, you are being asked to elect two trustees to serve for four years or until their successors are elected and qualified. Below is information about the two nominees and the current trustees that are continuing on the CREF board. Martin
L. Leibowitz will retire from the CREF Board following the annual meeting.

In addition to the information listed below, each of the CREF trustees currently serving also serves on the boards of trustees of TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, and TIAA-CREF Life Funds and on the management committee of TIAA Separate Account VA-1.

NOMINEES FOR TRUSTEES

                                     [PHOTO]

                                Bevis Longstreth,

                               Trustee since 1996

Bevis Longstreth, 69, is a retired partner of the law firm of Debevoise & Plimpton. Until 1994, he was a partner of the same firm, and thereafter he was of counsel to that firm. Mr. Longstreth has served as a commissioner of the U.S. Securities and Exchange Commission, and as an adjunct professor at Columbia University School of Law. Mr. Longstreth is a member of the board of directors of AMVESCAP, PLC. He is also chairman of the finance committee of the Rockefeller Family Fund and chairman of the investment committee of the Nathan Cummings Foundation. He serves as a trustee of the New School University and a member of the Advisory Board of the Center for Public Integrity. Mr. Longstreth received a B.S.E. from Princeton University and a J.D. from Harvard University.

                                     [PHOTO]

                               Bridget A. Macaskill

Bridget A. Macaskill, 55, is former Chairman and Chief Executive Officer of Oppenheimer Funds, Inc. She joined Oppenheimer Funds, Inc. in 1983 and served in various capacities at that firm, being appointed Chief Operating Officer in 1989, President in 1991, Chief Executive Officer in 1995 and Chairman in 2000. Ms. Macaskill serves on the boards of directors of J Sainsbury plc, and Prudential plc, and on the International Advisory Board of the British-American Business Council (BABC). She received a B.Sc with honors from the University of Edinburgh.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve when the meeting is held, the proxy agents may cast your votes for a substitute chosen by the current Board of Trustees.

CONTINUING TRUSTEES

                                     [PHOTO]

                               Willard T. Carleton

                               Trustee since 2003

Willard T. Carleton, 69, has been the Donald R. Diamond Professor of Finance Emeritus at the College of Business and Public Administration of the University of Arizona since July 2001. From July 1999 to June 2001 he was the Donald R. Diamond Professor of Finance, and from 1984 to June 1999 he was the Karl L. Eller Professor of Finance, at the University of Arizona. Dr. Carleton earned an A.B. and M.B.A. at Dartmouth College and an M.A. and Ph.D. from the University of Wisconsin. He served as a trustee of CREF from 1980 to 1984 and as a trustee of TIAA from 1984 to August 2003. His term as trustee will expire in 2006.

                                     [PHOTO]

                                Martin J. Gruber

                               Trustee since 2000

Martin J. Gruber, 66, has been Nomura Professor of Finance at the New York University Stern School of Business since 1987 and served as chairman of its Department of Finance from 1989 to September 1997. He served as a trustee of TIAA from 1996 to 2000. Dr. Gruber is a past president of the American Finance Association. He also serves on the boards of Scudder Investments (New York) Funds, the Japan Equity Fund, Inc., the Singapore Fund, Inc., and the Thai Capital Fund, Inc. He received an S.B. from the Massachusetts Institute of Technology and an M.B.A. and Ph. D. from the Columbia University Graduate School of Business. His term as trustee will expire in 2004.

                                     [PHOTO]

                                 Nancy L. Jacob

                               Trustee since 1979

Nancy L. Jacob, 60, is president and managing principal of Windermere Investment Associates. She was previously chairman and chief executive officer of CTC Consulting, Inc. and executive vice president, U.S. Trust of the Pacific Northwest. Dr. Jacob received a B.A. from the University of Washington and a Ph.D. from the University of California, Irvine. Her term as trustee will expire in 2006.

CONTINUING TRUSTEES continued

                                     [PHOTO]

                                 Stephen A. Ross

                               Trustee since 1981

Stephen A. Ross, 59, has been the Franco Modigliani Professor of Finance and Economics at the Sloan School of Management at the Massachusetts Institute of Technology since July 1998. He was previously the Sterling Professor of Economics and Finance at the Yale School of Management at Yale University. Dr. Ross is also co-chairman of Roll & Ross Asset Management Corp., a director of Freddie Mac and Algorithmics, Incorporated, a trustee of the California Institute of Technology, and a principal of IV Capital, Ltd. He received a B.S. from the California Institute of Technology and a Ph.D. from Harvard University. His term as trustee will expire in 2005.

                                     [PHOTO]

                                Maceo K. Sloan,

                               Trustee since 1991

Maceo K. Sloan, 53, has been the Chairman, President and CEO of Sloan Financial Group, Inc. and Chairman and CEO of NCM Capital Management Group, Inc., since 1991. Mr. Sloan is a director of SCANA Corporation and M&F Bancorp, Inc. Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from Georgia State University, and a J.D. from North Carolina Central University School of Law. His term as trustee will expire in 2005.

                                     [PHOTO]

                                Robert W. Vishny

                               Trustee since 1996

Robert W. Vishny, 44, is the Eric J. Gleacher Distinguished Service Professor of Finance at the University of Chicago Graduate School of Business where he has taught since 1985. He is also a founding partner of LSV Asset Management, an investment management firm. He is the former director of the program in corporate finance at the National Bureau of Economic Research. Dr. Vishny received an A.B. from The University of Michigan and a Ph.D. from the Massachusetts Institute of Technology. His term as trustee will expire in 2004.

Current CREF Trustees and Executive Officers

The following table includes certain information about CREF's current trustees and executive officers, including positions currently held with CREF, length of office and time served, and principal occupations in the last five years. The table also includes the number of portfolios in the fund complex overseen by each trustee and certain directorships held by each of them. The first table includes information about CREF's disinterested trustees and the second table includes information about CREF's interested trustees and officers. Those trustees whose names are denoted by an asterisk (*) are expected to be leaving the CREF board shortly after the annual meeting.

DISINTERESTED TRUSTEES

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Willard T. Carleton       Trustee           Term expires 2006.    Donald R. Diamond Professor   53              None
Department of Finance                       Trustee since 2003.   of Finance Emeritus,
and Real Estate                                                   University of Arizona,
College of Business                                               College of Business and
and Public                                                        Public Administration.
Administration                                                    Formerly, Donald R. Diamond
University of Arizona                                             Professor of Finance,
All correspondence to:                                            University of Arizona,
4915 Camino Antonio                                               1999 - 2001, and Karl L.
Tucson, AZ 85718-6005                                             Eller Professor of Finance,
Age: 69                                                           University of Arizona,
                                                                  1984 - 1999. Trustee of
                                                                  TIAA, 1984 - 2003.

Martin J. Gruber          Trustee           Term expires 2004.    Nomura Professor of           53              Director, Scudder
New York University                         Trustee since 2000.   Finance, New York                             Investments (New
Stern School of                                                   University, Stern School of                   York) Funds, Japan
Business                                                          Business. Formerly,                           Equity Fund, Inc.,
Henry Kaufman                                                     Chairman, Department of                       the Singapore Fund,
Management Education                                              Finance, New York                             Inc. and the Thai
Center                                                            University, Stern School of                   Capital Fund, Inc.
44 West 4th Street,                                               Business, and Trustee of
Suite 988                                                         TIAA, 1996 - 2000.
New York, NY 10012
Age: 66

Nancy L. Jacob            Trustee           Term expires 2006.    President and Managing        53              None
Windermere Investment                       Trustee since 1979.   Principal, Windermere
Associates                                                        Investment Associates.
121 S.W. Morrison                                                 Formerly, Chairman and
Street                                                            Chief Executive Officer,
Suite 925                                                         CTC Consulting, Inc., and
Portland, OR 97204                                                Executive Vice President,
Age: 60                                                           U.S. Trust of the Pacific
                                                                  Northwest.

DISINTERESTED TRUSTEES continued

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Bevis Longstreth          Trustee           Term expires 2003.    Retired Partner, Debevoise    53              Member of the Board
Debevoise & Plimpton                        Trustee since 1996.   & Plimpton. Formerly,                         of Directors of
919 Third Avenue                                                  Partner and Of Counsel,                       AMVESCAP, PLC and
New York, NY                                                      Debevoise & Plimpton,                         Chairman of the
10022-6225                                                        Adjunct Professor at                          Finance Committee of
Age: 69                                                           Columbia University School                    the Rockefeller
                                                                  of Law, and Commissioner of                   Family Fund
                                                                  the U.S. Securities and
                                                                  Exchange Commission.

Stephen A. Ross           Trustee           Term expires 2005.    Franco Modigliani Professor   53              Director, Freddie
Sloan School of                             Trustee since 1981.   of Finance and Economics,                     Mac; Co-Chairman,
Management                                                        Sloan School of Management,                   Roll & Ross Asset
Massachusetts                                                     Massachusetts Institute of                    Management Corp.;
Institute of                                                      Technology, Co-Chairman,                      and Principal, IV
Technology                                                        Roll & Ross Asset                             Capital, Ltd.
77 Massachusetts                                                  Management Corp. Formerly,
Avenue                                                            Sterling Professor of
Cambridge, MA 02139                                               Economics and Finance,
Age: 59                                                           Yale School of Management,
                                                                  Yale University.

Maceo K. Sloan            Trustee           Term expires 2005.    Chairman, President and       53              Director, SCANA
NCM Capital Management                      Trustee since 1991.   Chief Executive Officer,                      Corporation and M&F
Group, Inc.                                                       Sloan Financial Group,                        Bancorp, Inc.
103 West Main Street,                                             Inc., and Chairman and
Suite 400                                                         Chief Executive Officer,
Durham, NC 27701-3638                                             NCM Capital Management
Age: 53                                                           Group, Inc., since 1991.

Robert W. Vishny          Trustee           Term expires 2004.    Eric J. Gleacher              53              None
University of Chicago                       Trustee since 1996.   Distinguished Service
Graduate School of                                                Professor of Finance,
Business                                                          University of Chicago,
1101 East 58th Street                                             Graduate School of
Chicago, IL 60637                                                 Business. Founding Partner,
Age: 44                                                           LSV Asset Management.

INTERESTED TRUSTEES AND OFFICERS

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Herbert M. Allison,       President and     Indefinite term.      Chairman, President and       N/A             Director, New York
Jr./1/                    Chief Executive   President and         Chief Executive Officer of                    Stock Exchange
TIAA-CREF                 Officer           Chief Executive       TIAA. President and Chief
730 Third Avenue                            Officer since 2002.   Executive Officer of CREF,
New York, NY 10017-3206                                           TIAA-CREF Mutual Funds,
Age: 60                                                           TIAA-CREF Institutional
                                                                  Mutual Funds, TIAA-CREF
                                                                  Life Funds and TIAA
                                                                  Separate Account VA-1
                                                                  (these funds are col-
                                                                  lectively referred to as
                                                                  the "TIAA-CREF Funds").
                                                                  Formerly, President and
                                                                  Chief Executive Officer of
                                                                  Alliance for LifeLong
                                                                  Learning, Inc., 2000-2002;
                                                                  and President, Chief
                                                                  Operating Officer and
                                                                  Member of the Board of
                                                                  Directors of Merrill Lynch
                                                                  & Co., Inc., 1997 - 1999.

Martin L.                 Trustee,          Term as Trustee       Chairman and Chief            53              Director, Freddie
Leibowitz/1/*             Chairman and      expires 2003.         Investment Officer of the                     Mac
TIAA-CREF                 Chief             Trustee since 1995.   TIAA-CREF Funds. Vice
730 Third Avenue          Investment        Chairman and Chief    Chairman and Chief
New York, NY              Officer           Investment Officer    Investment Officer of TIAA.
10017-3206                                  since 2002.           Member of Board of Managers
Age: 67                                     Indefinite term as    and President of TIAA-CREF
                                            officer.              Investment Management, LLC
                                                                  ("Investment Management").
                                                                  Director and President of
                                                                  Teachers Advisors, Inc.
                                                                  ("Advisors").
                                                                  Director of TIAA-CREF Life
                                                                  Insurance Company ("TIAA-
                                                                  CREF Life").

Richard J. Adamski/1/     Vice President    Indefinite term.      Vice President and            N/A             N/A
TIAA-CREF                 and Treasurer     Vice President  and   Treasurer of TIAA and the
730 Third Avenue                            Treasurer since       TIAA-CREF Funds.
New York, NY                                1991.                 Vice President and
10017-3206                                                        Treasurer of
Age: 61                                                           Investment Management,
                                                                  TIAA-CREF Individual and
                                                                  Institutional Services,
                                                                  Inc. ("Services"), Teachers
                                                                  Personal Investors
                                                                  Services, Inc. ("TPIS"),
                                                                  Advisors, TIAA-CREF Life,
                                                                  and TIAA-CREF Tuition
                                                                  Financing, Inc. ("Tuition
                                                                  Financing").

INTERESTED TRUSTEES AND OFFICERS continued

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Scott C. Evans/1/         Executive Vice    Indefinite term.      Executive Vice President of   N/A             N/A
TIAA-CREF                 President         Executive Vice        TIAA and the TIAA-CREF
730 Third Avenue                            President since       Funds. Executive Vice
New York, NY 10017-3206                     1997.                 President of Investment
Age: 44                                                           Management and Advisors and
                                                                  Director of TIAA-CREF Life.

I. Steven Goldstein/1/    Executive Vice    Indefinite term.      Executive Vice President,     N/A             N/A
TIAA-CREF                 President         Executive Vice        Public Affairs, of TIAA and
730 Third Avenue                            President since       the TIAA-CREF Funds.
New York, NY 10017-3206                     2003.                 Formerly, advisor to
Age: 51                                                           McKinsey & Company, 2003;
                                                                  Vice President for Dow
                                                                  Jones & Co. and The Wall
                                                                  Street Journal, 2001 -
                                                                  2002; and Senior Vice
                                                                  President and Chief
                                                                  Communications Officer for
                                                                  Insurance Information
                                                                  Institute, 1993 - 2001.

E. Laverne Jones/1/       Vice President    Indefinite term.      Vice President and            N/A             N/A
TIAA-CREF                 and Corporate     Vice President and    Corporate Secretary of TIAA
730 Third Avenue          Secretary         Corporate Secretary   and the TIAA-CREF Funds.
New York, NY 10017-3206                     since 1998.
Age: 54

Susan Kozik/1/            Executive Vice    Indefinite term.      Executive Vice President      N/A             N/A
TIAA-CREF                 President         Executive Vice        and Chief Technology
730 Third Avenue                            President since       Officer of TIAA and the
New York, NY 10017-3206                     2003.                 TIAA-CREF Funds. Formerly,
Age: 46                                                           Vice President of IT
                                                                  Operations and Services,
                                                                  Lucent Technologies, 2000 -
                                                                  2003; and Senior Vice
                                                                  President and Chief
                                                                  Technology Officer, Penn
                                                                  Mutual Life Insurance
                                                                  Company, 1997 - 2000.

George W. Madison/1/      Executive Vice    Indefinite term.      Executive Vice President      N/A          N/A
TIAA-CREF                 President         Executive Vice        and General Counsel of TIAA
730 Third Avenue                            President since       and the TIAA-CREF Funds.
New York, NY 10017-3206                     2003.                 Formerly, Executive Vice
Age: 49                                                           President, Corporate
                                                                  Secretary, and General
                                                                  Counsel of Comerica
                                                                  Incorporated.

INTERESTED TRUSTEES AND OFFICERS continued

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Erwin W. Martens/1/       Executive Vice    Indefinite term.      Executive Vice President,     N/A             N/A
TIAA-CREF                 President         Executive Vice        Risk Management, of TIAA
730 Third Avenue                            President since       and the TIAA-CREF Funds.
New York, NY 10017-3206                     2003.                 Formerly, Managing Director
Age: 47                                                           and Chief Risk Officer,
                                                                  Putnam Investments, 1999-
                                                                  2003; and Head and Deputy
                                                                  Head of Global Market Risk
                                                                  Management, 1997 - 1999.

Elizabeth A. Monrad/1/    Executive Vice    Indefinite term.      Executive Vice President      N/A             N/A
TIAA-CREF                 President         Executive Vice        and Chief Financial Officer
730 Third Avenue                            President since       of TIAA and the TIAA-CREF
New York, NY 10017-3206                     2003.                 Funds. Formerly, Chief
Age: 48                                                           Financial Officer and
                                                                  Senior Vice President of
                                                                  GeneralCologne Re (2000 -
                                                                  2003), Vice President,
                                                                  Corporate Controller,
                                                                  Corporate Treasurer and
                                                                  Chief Financial Officer of
                                                                  its North American
                                                                  Reinsurance Operations
                                                                  (1997 - 2000).

Frances Nolan/1/          Executive Vice    Indefinite term.      Executive Vice President,     N/A             N/A
TIAA-CREF                 President         Executive Vice        Client Services, of TIAA
730 Third Avenue                            President since       and the TIAA-CREF Funds.
New York, NY 10017-3206                     2000.                 Formerly, Vice President,
Age: 46                                                           Retirement Services, CREF
                                                                  and TIAA.

Dermot J. O'Brien/1/      Executive Vice    Indefinite term.      Executive Vice President,     N/A             N/A
TIAA-CREF                 President         Executive Vice        Human Resources, of TIAA
730 Third Avenue                            President since       and the TIAA-CREF Funds.
New York, NY 10017-3206                     2003.                 Formerly, First Vice
Age: 37                                                           President and head of Human
                                                                  Resources, International
                                                                  Private Client Division,
                                                                  Merrill Lynch & Co.,
                                                                  1999 - Feb. 2003; and Vice
                                                                  President and Head of Human
                                                                  Resources-Japan Morgan
                                                                  Stanley, 1998 - 1999.

INTERESTED TRUSTEES AND OFFICERS continued

                                                                                                Number of
                                                                                                Portfolios in
                          Position(s)       Term of Office                                      Fund Complex
                          Held with         and Length of         Principal Occupation(s)       Overseen by     Other Directorships
Name, Address and Age     Fund              Time Served           During Past 5 Years           Trustee         Held by Trustees
------------------------------------------------------------------------------------------------------------------------------------
Bertram L. Scott/1/       Executive Vice    Indefinite term.      Executive Vice President,     N/A             N/A
TIAA-CREF                 President         Executive Vice        Product Management, of TIAA
730 Third Avenue                            President since       and the TIAA-CREF Funds.
New York, NY 10017-3206                     2000.                 Chairman of the Board,
Age: 52                                                           President and Chief
                                                                  Executive Officer of TIAA-
                                                                  CREF Life. Formerly,
                                                                  President and Chief
                                                                  Executive Officer, Horizon
                                                                  Mercy.

John A. Somers/1/         Executive Vice    Indefinite term.      Executive Vice President of   N/A             N/A
TIAA-CREF                 President         Executive Vice        TIAA and the TIAA-CREF
730 Third Avenue                            President since       Funds. Executive Vice
New York, NY 10017-3206                     1996.                 President of Investment
Age: 59                                                           Management and Advisors and
                                                                  Director of TIAA- CREF
                                                                  Life.

/1/ The following individuals are "interested persons" under the 1940 Act because they are officers of CREF: Mses. Jones, Kozik, Monrad and Nolan; and Messrs. Adamski, Allison, Evans, Goldstein, Leibowitz, Madison, Martens, O'Brien, Scott and Somers.

Trustee Equity Ownership

The following table includes information relating to equity securities beneficially owned by all current CREF Trustees in CREF and in all registered investment companies in the same "family of investment companies" as CREF as of September 3, 2003. CREF's family of investment companies includes CREF, TIAA Separate Account VA-1, TIAA-CREF Life Funds, TIAA-CREF Mutual Funds, and TIAA-CREF Institutional Mutual Funds. The amounts reported below include amounts contributed to CREF accounts for the benefit of the non-employee trustees pursuant to CREF's long-term performance deferred compensation plan for non-employee trustees.

DISINTERESTED TRUSTEES

                                                                 Aggregate Dollar Range of Equity
                                                                 Securities in All Registered Investment
                      Dollar Range of Equity                     Companies Overseen by Trustee in
Name                  Securities in CREF                         Family of Investment Companies
--------------------------------------------------------------------------------------------------------
Willard T. Carleton   Stock Account -- Over $100,000             Over $100,000
--------------------------------------------------------------------------------------------------------
Martin J. Gruber      Stock Account -- Over $100,000             Over $100,000
                      Growth Account -- $1 - $10,000
--------------------------------------------------------------------------------------------------------
Nancy L. Jacob        Stock Account -- Over $100,000             Over $100,000
--------------------------------------------------------------------------------------------------------
Bevis Longstreth      Stock Account -- $10,001 - $50,000         Over $100,000
--------------------------------------------------------------------------------------------------------
Stephen A. Ross       Stock Account -- Over $100,000             Over $100,000
                      Global Equities Account -- Over $100,000
                      Money Market Account -- Over $100,000
--------------------------------------------------------------------------------------------------------
Maceo K. Sloan        Stock Account -- $50,001 - $100,000        $50,001 - $100,000
--------------------------------------------------------------------------------------------------------
Robert W. Vishny      Stock Account -- $50,001 - $100,000        $50,001 - $100,000
--------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES

                                                                 Aggregate Dollar Range of Equity
                                                                 Securities in All Registered Investment
                      Dollar Range of Equity                     Companies Overseen by Trustee in
Name                  Securities in CREF                         Family of Investment Companies
--------------------------------------------------------------------------------------------------------
Martin L. Leibowitz   Stock Account -- Over $100,000             Over $100,000
                      Global Equities Account -- Over $100,000
                      Growth Account -- Over $100,000
                      Money Market Account -- $1 - $10,000
--------------------------------------------------------------------------------------------------------

Trustee Compensation

The following table discloses the aggregate compensation received from CREF and the TIAA-CREF Fund Complex for each current non-officer trustee for the year ended December 31, 2002. The TIAA-CREF Fund Complex includes CREF, TIAA Separate Account VA-1, TIAA-CREF Life Funds, TIAA-CREF Mutual Funds, and TIAA-CREF Institutional Mutual Funds.

DISINTERESTED TRUSTEES

                                     Long-Term Performance
                      Aggregate      Deferred Compensation   Total Compensation
                      Compensation   Contribution As Part    From TIAA-CREF
Name                  From CREF      of CREF Expenses        Fund Complex/(1)/
-------------------------------------------------------------------------------
Willard T. Carleton   N/A            N/A                     N/A
-------------------------------------------------------------------------------
Martin J. Gruber      $63,287        $33,309                 $66,500
-------------------------------------------------------------------------------
Nancy L. Jacob        $54,722        $33,309                 $57,500
-------------------------------------------------------------------------------
Bevis Longstreth      $61,860/(2)/   $33,309                 $65,000/(2)/
-------------------------------------------------------------------------------
Stephen A. Ross       $79,466/(2)/   $33,309                 $83,500/(2)/
-------------------------------------------------------------------------------
Maceo K. Sloan        $60,908        $33,309                 $64,000
-------------------------------------------------------------------------------
Robert W. Vishny      $59,005        $33,309                 $62,000
-------------------------------------------------------------------------------

/(1)/ Includes portion of fees attributed to service on the TIAA-CREF Mutual
     Funds Board, TIAA Separate Account VA-1 Board, TIAA-CREF Life Funds Board and/or TIAA-CREF Institutional Mutual Funds Board.
/(2)/ This compensation, or a portion of it, was not actually paid based on prior election of trustee to defer receipt of payment in accordance with the provisions of deferred compensation plans for non-officer trustees. Excluding this year's deferrals, a total of $2,028,279 earned across the fund complex has been deferred for prior years' service, including interest through year-end 2002, for all current trustees who had elected to defer their compensation.

CREF has a long-term performance deferred compensation plan for non-employee trustees. Under this unfunded plan, in 2002 annual contributions equal to the amount of the basic annual trustee stipend were allocated to notional CREF and TIAA annuity accounts chosen by the individual trustee. Benefits will be paid after the trustee leaves the board in a lump sum or in annual installments over 5 to 20 years, as requested by the trustee. Pursuant to a separate deferred compensation plan, non-employee trustees also have the option to defer payment of their basic stipend, additional stipends, and/or meeting fees and allocate these amounts to notional TIAA and CREF accounts chosen by the individual trustee. Benefits under that plan are also paid in a lump sum or annual installments over 5 to 20 years, as requested by the trustee, after the trustee leaves the board.

Trustees who are active officers of CREF or TIAA do not receive any compensation from CREF for their services as trustees.

Committees

Every year the board appoints certain committees with specific responsibilities for aspects of CREF's operations. These are:

(1) An Audit Committee, consisting solely of independent trustees who are not officers of CREF, which audits and examines the records and affairs of CREF as it deems necessary, using independent auditors or others. The Audit Committee has adopted a formal written charter which is available upon request. During 2002, the Audit Committee held six meetings. The current members of the Audit Committee are Mr. Sloan (chair), Dr. Gruber and Dr. Jacob.

(2) A Finance Committee, which oversees the management of CREF investments subject to appropriate oversight by the full board. During 2002, the Finance Committee held four meetings. The current members of the Finance Committee are Mr. Leibowitz (chair), Dr. Carleton, Dr. Gruber, Dr. Jacob, Mr. Longstreth, Dr. Ross, Mr. Sloan and Dr. Vishny.

(3) A Corporate Governance and Social Responsibility Committee, consisting solely of independent trustees who are not officers of CREF, which addresses all corporate social responsibility and corporate governance issues including the voting of CREF shares and the initiation of appropriate shareholder resolutions. During 2002, the Corporate Governance and Social Responsibility Committee held five meetings. The current members of the Corporate Governance and Social Responsibility Committee are Mr. Longstreth (chair), Dr. Carleton and Dr. Vishny.

(4) An Executive Committee, which generally is vested with full board powers between board meetings on matters not specifically addressed by the full board. During 2002, the Executive Committee held five meetings. The current members of the Executive Committee are Mr. Leibowitz (chair), Dr. Gruber and Dr. Ross.

(5) A Nominating and Personnel Committee, consisting solely of independent trustees who are not officers of CREF, which nominates certain CREF officers and the standing committees of the board, and recommends candidates for election as trustees. During 2002, the Nominating and Personnel Committee held eight meetings. The current members of the Nominating and Personnel Committee are Dr. Ross (chair), Dr. Jacob and Dr. Vishny.

(6) A Products and Services Committee, formed in November 2002, which reviews and oversees the design, development, improvement, and marketing of new and existing products and services. During 2002, the Products and Services Committee held no meetings. The current members of the Products and Services Committee are Mr. Leibowitz (chair), Dr. Gruber and Dr. Ross.

Participants can recommend nominees by writing to the Secretary of CREF, 730 Third Avenue, New York, New York 10017-3206. Participants can also recommend nominees when casting votes for CREF's annual meeting by writing in the name of the individual in the space provided on the CREF proxy card, or, if voting through the Internet, by noting their recommended nominee in the "Comments" section. (No recommendations may be made through our telephone voting facility.)

Meetings

There were six meetings of the Board of Trustees during 2002. All trustees attended at least 75% of the meetings of the Board of Trustees and board committees on which they served, except for Professor Knowles, who attended 70% of the meetings of the Board of Trustees and board committees on which she served.

II. THE INDEPENDENT AUDITORS

Ernst & Young LLP (Ernst & Young) served as independent auditors to CREF for the fiscal year ended December 31, 2002. At a meeting held on June 17, 2003, the CREF Board of Trustees, including a majority of non-officer trustees, again selected Ernst & Young to serve as independent auditors for CREF for the fiscal year ending December 31, 2003. Ernst & Young performs independent audits of CREF's financial statements. To maintain auditor independence and avoid even the appearance of conflicts of interest, CREF, as a policy, does not engage Ernst & Young for management advisory or consulting services. We do not currently anticipate that representatives of Ernst & Young will attend the annual meeting.

Auditor Fees

Ernst & Young's fees for professional services rendered for the audit of CREF's annual financial statements for the years ended December 31, 2002 and December 31, 2001 were $407,085 and $382,200, respectively.

With respect to CREF, Ernst & Young had no additional fees for any of the following services for the years ended December 31, 2002 and 2001:

     .    Audit-related services

     .    Tax services

     .    Other services

Preapproval Policy

In July of 2003, the Audit Committee of CREF's Board of Directors ("Audit Committee") adopted a Preapproval Policy for External Audit Firm Services ("Policy"). The Policy describes the types of services that may be provided by the independent auditor to CREF without impairing the auditor's independence. Under the Policy, the Audit Committee is required to preapprove services to be performed by CREF's independent auditor in order to ensure that such services do not impair the auditor's independence.

The Policy requires the Audit Committee to: (i) appoint the independent auditor to perform the financial statement audit for CREF and certain of its subsidiaries and affiliates, including approving the terms of the engagement and
(ii) preapprove the audit, audit-related and tax services to be provided by the independent auditor and the fees to be charged for provision of such services from year to year.

Auditor Fees for Related Entities

The aggregate non-audit fees billed by Ernst & Young for services rendered to CREF and its adviser or affiliates of the adviser performing on-going services to CREF for the years ended December 31, 2002 and December 31, 2001 were $0 and $0, respectively.

Ernst & Young's aggregate fees for professional services rendered in connection with the audit of financial statements for TIAA and CREF and their affiliated entities were $3,167,680 for the year ended December 31, 2002 and $2,020,000 for the year ended December 31, 2001. Ernst & Young's aggregate fees for audit-related services provided to TIAA and CREF and their affiliated entities were $159,000 for the year ended December 31, 2002 and $211,875 for the year ended December 31, 2001. Ernst & Young's aggregate fees for tax services provided to TIAA and CREF and their affiliated entities were $212,625 for the year ended December 31, 2002 and $128,067 for the year ended December 31, 2001. Ernst & Young's aggregate fees for all other services provided to TIAA and CREF and their affiliated entities were $22,850 for the year ended December 31, 2002 and $0 for the year ended December 31, 2001.

III. ADDITIONAL INFORMATION

Investment Advisory and Distribution Arrangements

TIAA-CREF Investment Management, LLC manages the assets in each CREF account. It is a nonprofit subsidiary of TIAA, and provides its services at cost. Investment Management is registered as an investment adviser under the Investment Advisers Act of 1940, although it is not considered an investment adviser under the Investment Company Act of 1940 because it provides its services at cost.

CREF's certificates are distributed by TIAA-CREF Individual & Institutional Services, Inc., another nonprofit subsidiary of TIAA. Services is registered as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York membership corporation, owns all of the stock of TIAA.

The address for Investment Management and Services is 730 Third Avenue, New York, New York 10017-3206.

IV. PARTICIPANT PROPOSALS

PARTICIPANT PROPOSAL I

All CREF participants can vote on the first participant proposal. Votes will not be tallied separately for each CREF account.

Wiworn Kesavatana-Dohrs, 6527 First Avenue NW, Seattle, WA 98117, owning 229.133 accumulation units in the CREF Stock Account and 268.286 accumulation units in the CREF Bond Market Account, has given notice that she intends to present the following resolution at the annual meeting:

Whereas, although CREF professes to be a leader in corporate governance issues, CREF participants have raised concerns that CREF does not practice good corporate governance internally, as the examples below demonstrate, and is viewed as non-responsive to participants raising these concerns; and

Whereas, the CREF Social Account is offered to participants wishing to invest in a fund that screens out companies engaged in what CREF considers to be objectionable areas, while it retains Elizabeth Bailey, a Philip Morris Company director as a TIAA Trustee; and

Whereas, the CREF's Social Account is rated the worst of socially responsible mutual funds in the 2003 NIS Social Rating of socially responsible mutual funds; and

Whereas, TIAA-CREF Policy Statement on Corporate Governance is woefully inadequate and OPPOSES shareholder resolutions concerning separation of the positions of CEO and chairman; OPPOSES designation of a lead director; OPPOSES the formation of shareholder advisory committees; OPPOSES the requirement that candidates for the board be nominated by shareholders; OPPOSES a requirement that directors must attend a specific percentage of board meetings, unless the board supports such measures; and OPPOSES a requirement that directors be prohibited from providing consulting services; and

Whereas, in 2002, these concerns stemmed from the fact that John H. Biggs served as CHAIRMAN, PRESIDENT, and CHIEF EXECUTIVE OFFICER of CREF and TIAA; as a TRUSTEE of TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds; as well as the Boards of Overseers of TIAA and CREF; and

Whereas, in 2002, CREF stated to participants that "following the CREF annual meeting, Mr. Biggs, CREF's current Chairman of the Board and Chief Executive Officer, intends to step down from the CREF board, while remaining its Chief Executive Officer," but that as of 2003, Herbert M. Allison, Jr. formerly President and CEO of Merrill Lynch, currently holds the position of CREF Chairman, President, and Chief Executive Officer; and

Whereas, in 2003, Merrill Lynch, Mr. Allison's past employer, was fined $100 million dollars for misleading investors with biased stock research; and

Whereas, in a recent McKinsey & Co. survey of 180 US directors representing almost 500 companies, nearly 70% said that the roles of Chairman of the Board and CEO should be separated (Financial Times, May 28, 2002);

THEREFORE BE IT RESOLVED that the shareholders recommend that the offices of CREF CEO and Chairman of the Board may not be held jointly by the same person.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before casting their vote.

You have been asked to consider a proposal that would prevent the offices of CREF Chief Executive Officer and Chairman of the Board from being jointly held by the same person. The board believes that the proposal is not in the long-term best interests of CREF or its participants.

At the outset, participants should note that CREF's current President and Chief Executive Officer, Herb Allison, is not on the CREF Board and does not serve as the Board's chairman. Nevertheless, we believe that there could be times when CREF and its participants would be best served by combining the roles of Chairman and Chief Executive Officer. The Board would like to retain the flexibility to determine appropriate board structure and board leadership into the future.

As a general matter, a combined Chairman/CEO can act as a bridge between the board and the operating organization and can provide critical leadership for strategic initiatives. A principal role of the Chairman is to propose the general agenda for board meetings from among the many issues facing a company on a day-to-day basis. As a result, the Chief Executive Officer may be in the best position to develop this agenda in the most efficient and effective manner.

We acknowledge that having the joint roles of Chairman of the Board and Chief Executive Officer could raise concerns regarding board independence. Recognizing this, the CREF Board recently determined to appoint one of its independent trustees as a "presiding trustee" to chair executive sessions of the independent trustees of the Board. We believe that this enhancement, together with the fact that all but one CREF trustee is independent and various key committees of the board -- the Audit Committee, the Corporate Governance and Social Responsibility Committee, and the Nominating and Personnel Committee -- consist solely of independent trustees, assures that the board can effectively conduct and maintain independent oversight of management. Separating the roles of Chairman and Chief Executive Officer would not add value to this structure.

We believe that the interests of CREF and its participants would be best served by maintaining the flexibility to combine the offices of Chairman and Chief Executive Officer, balanced by the presence of CREF's independent trustees and presiding trustee. The board therefore recommends that participants vote against the proposal.

PARTICIPANT PROPOSAL II

All CREF participants can vote on the second participant proposal. Votes will not be tallied separately for each CREF account.

Curtis C. Verschoor, 231 Wyngate Drive, Barrington, IL 60010, owning 3,687.098 accumulation units in the CREF Stock Account, 1,774.376 accumulation units in the CREF Money Market Account, and 733.491 accumulation units in the CREF Social Choice Account, and Stephen Viederman, 135 East 83rd Street, Apt. 15A, New York, NY 10028, owning 4,175.895 accumulation units in the CREF Stock Account, 8,699.237 accumulation units in the CREF Money Market Account, 4,013.449 accumulation units in the CREF Bond Market Account, 1,497.911 accumulation units in the CREF Social Choice Account, and 1,213.769 accumulation units in the CREF Inflation-Linked Bond Account, have given notice that they intend to present the following resolution at the annual meeting:

WHEREAS CREF professes to be a leader in corporate governance issues, and whose former Chairman, President, and CEO participated as a member of The Conference Board Commission on Public Trust and Private Enterprise, a 'Blue Ribbon' commission designed to restore the confidence and trust of investors, employees, consumers, and the public at large, and

WHEREAS CREF wishes to be considered a "concerned investor," and believes it should be an active and involved shareholder on behalf of its participants, and has proclaimed policies designed to "encourage improved governance policies and practices [in its portfolio companies], thereby leading to better corporate performance and enhanced accountability," and

WHEREAS increasing numbers of CREF participants have raised concerns that their organization does not appear to utilize the same good corporate governance principles, recommendations and specific best practice suggestions set forth by The Conference Board Commission's report (the Report), many of which it already advocates publicly.

RESOLVED that CREF report to its participants by December 2003 its plans to adopt the applicable Conference Board's recommendations [examples are set forth below] or explain why it is in participants' best interests not to do so.

Participants' Supporting Statement

As a group, college faculty and staff, the preponderance of CREF participants, have a keen awareness of the importance of good corporate governance in view of recent business scandals. A subset who are educating tomorrow's business executives, those participants who are business school faculty and staff, have a personal interest in and concern for the recent decline in confidence in American capital markets.

Recommendations contained in the Report that are particularly applicable to
CREF:

1. Avoid having one individual functioning as Chairman, as President, and as CEO with no other director appointed Lead Independent Director or Presiding Director. This leads to undue concentration of power, unproductive oversight and ineffective governance. (Principle I)

2. Expand the mission of the Nominating and Personnel Committee to include evaluating Board performance and adequately planning for CEO succession. The recent requirement to go outside for a new CEO was undoubtedly costly. (Principle IV)

3. Assign Board responsibility for overseeing ethics in the organization to assure the appropriate culture is established and maintained. (Principle VI)

4. Encourage participant involvement. (Principle VIII)

5. Elect the Board on an annual rather than a staggered basis.

As a professed world leader in corporate governance, CREF should set an example for its portfolio companies by 'walking the talk' and actually implementing in its own operations the best governance principles it espouses and which are recommended by the report of the latest Blue Ribbon Commission on governance.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before casting their vote.

You have been asked to consider a proposal that would require CREF to report to participants by December 2003 on its plans to adopt the corporate governance recommendations issued by The Conference Board Commission on Public Trust and Private Enterprise. We applaud the Conference Board Commission for its thoughtful contribution to the ongoing development of best corporate governance practices, and agree with proponents that the Commission's recommendations could provide companies with a solid basis for assessing their governance practices. We nevertheless recommend that participants vote against the proposal. CREF is already in the process of carefully assessing its governance structure, and we do not believe it would be prudent at this time to commit to a particular standard and a particular timeframe for analyzing and reporting on CREF's governance practices.

Over the years, TIAA-CREF has played a leadership role in encouraging companies to improve their governance policies and practices as a means of achieving better corporate performance and enhanced accountability to shareholders. Many of the basic principles espoused in the Conference Board Commission's report are issues we have long advocated -in particular, the need for strong, independent and diverse boards that set a tone of ethics and integrity for the organization. Thanks in part to our efforts, these principles are now becoming the corporate standard.

Given our leadership position, we recognize that we need to periodically reassess whether our own governance practices are in line with those practices that we advocate. Earlier this year, CREF convened an Ad Hoc Committee on Corporate Governance comprised of independent trustees to perform that type of self-assessment. The Committee is in the process of carefully and deliberately examining CREF's governance structure to determine how to most appropriately reflect corporate best practices, particularly in light of the new Sarbanes-Oxley and stock exchange mandates, as well as blue ribbon commission recommendations. The work of the committee is ongoing, and we are please to report that to date, many of the recommendations made by Conference Board Commission have indeed been adopted or are being considered.

In particular, the CREF board has already determined, among other things, to appoint an independent trustee as "presiding trustee" of the Board, to institute formal executive sessions without management, and to introduce formal evaluations of trustee performance.

Therefore, you can be assured that, while we oppose the timing and form of the proposal under discussion, we are committed to further improving our governance practices. As the Committee continues its work over the next year and as new governance practices are adopted, we will communicate these developments to you.

PARTICIPANT PROPOSAL III

All CREF participants can vote on the third participant proposal. Votes will not be tallied separately for each CREF account.

Roy A. Schotland, 4434 Garfield Street N.W., Washington, D.C. 20007, owning
15.996 accumulation units in the CREF Stock Account, 1,646.139 accumulation units in the CREF Global Equities Account and 5,553.667 accumulation units in the CREF Inflation-

Linked Bond Account, and David C. Vladeck, 4328 Yuma Street N.W., Washington, D.C. 20016, owning 98.513 accumulation units in the CREF Stock Account and
143.527 accumulation units in the CREF Social Choice Account, have given notice that they intend to present the following resolution at the annual meeting:

Resolved, that CREF should revive its independent policyholder nominating process to make nominations for one trustee per year for the board, for a four-year term.

Participants' Supporting Statement

The advantages of opening at least some nominations to independent choice, are obvious.

From 1921 until 1987, policyholders enjoyed direct representation on the TIAA board, and on CREF's since its inception in 1952. Each board had four members who had been nominated by an independent committee. Many such members were subsequently chosen by the boards for additional terms. Milton Friedman, Paul Samuelson, and some current trustees first became trustees by independent nomination.

In that independent nomination process, policyholders chose one trustee for each board from three (originally, from five) nominees proposed by an independent policyholder nominating committee. That committee had nine members whose only affiliation with TIAA-CREF was as policyholders; they served staggered three-year terms with new members chosen by the committee itself. (Final formal election of trustees by the Board of Overseers followed the participants' vote.)

As this proposal can be addressed only to CREF participants, it does not include TIAA except for the hope that that Board would be given similar treatment.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before voting.

You have been asked to consider a proposal that would have CREF revive its pre-1989 independent policyholder committee nominating process. TIAA-CREF has a long history of promoting shareholder rights and providing participants with the means to ensure that they have a voice in selecting board members. However, we believe that the proposal presented here is flawed, and therefore not in the long-term best interests of CREF or its participants.

As background, the policyholder nominating committee process was originally conceived when all the trustees were elected by the Members of CREF (now, the Board of Overseers). At the time, the selection of nominees by the policyholder committee was the only means for participants to have an impact on who would serve on the Board. The committee was ultimately disbanded, and the entire board is now elected by participants. We therefore do not believe that it is necessary to introduce a complicated participant nominating process to nominate one trustee.

The Nominating and Personnel Committee, whose diverse members are participant-elected and independent of management, makes every effort to ensure that the nominees it selects for Board election are not only qualified, but also represent the varied interests of our participants. In addition, every year the committee solicits suggestions for nominees from participants on the CREF ballot which are duly reviewed and considered. We strongly encourage participants to utilize this process for suggesting nominees to the CREF Board.

The Securities and Exchange Commission staff has very recently published a report and issued a rule proposal advocating increased shareholder access to the nominating process. The proposal is currently open for public comments. While these rules are under consideration, we hesitate to introduce a new participant nominating process that may be inconsistent with the SEC's ultimate recommendations. Be assured, however, that the Board is continuing to explore ways to enhance CREF's governance process to ensure that the Board remains accountable to and responsive to participants' needs.

PARTICIPANT PROPOSAL IV

All CREF participants can vote on the fourth participant proposal. Votes will not be tallied separately for each CREF account.

Ann E. Marchand, 7043 22nd Avenue N.W., Seattle, WA 98117, owning 94.256 accumulation units in the CREF Stock Account, 46.374 accumulation units in the CREF Social Choice Account, and 114.715 accumulation units in the CREF Global Equities Account, has given notice that she intends to present the following resolution at the annual meeting:

For both ethical and financial reasons, participants request CREF: 1) To announce that CREF will make no additional gold mining-related investments, and
2) To begin an orderly divestment of all gold mining investments.

Participants' Supporting Statement

Central banks and international financial institutions hold more than 34,000 tons of gold. This is more than 13 times the annual production of the world's mines; if sold, these reserves could satisfy gold demand for more than 8 years (current demand is approximately 4,000 tons per year). Of this demand, 85% is typically used for jewelry.

Gold mining companies cause environmental and social impacts.

..    Newmont Mining: The Indonesia government is sending a team to take tailing samples from gold mining firm Newmont in North Sulawesi following a report that cyanide levels in the tailings exceeded the government limit. (Jakarta Post, Moch N. Kurniawan, June 21, 2003). Newmont has admitted spilling mercury at its mining operations in Peru in 2000. "Newmont CEO Parries Environmental Attacks At Shareholder Meeting", Tom Locke, Dow Jones Newswires, May, 7, 2003)

..    Placer Dome: Indigenous Dayak Meratus of Indonesia, submitted a statement at the Placer Dome Annual Shareholder meeting April 30, 2003, stating that Placer Dome's proposed gold mine on their lands threaten their environment and their very existence as indigenous peoples. The Dayak Meratus live in the last remaining native forest in Kalimantan, Indonesia, which has enjoyed protected status since 1928. Placer Dome proposes to build a gold mine in the Meratus Mountain Range Protected Forest, violating Forestry Law
     41. The Dayaks have already made unequivocal statements opposing this mine. ("Three Communities Protest at Placer Dome AGM," Report from Miningwatch, Canada, April 30, 2003.)

..    Rio Tinto: Rio Tinto operates over 60 mines and processing plants in 40 countries. Rio Tinto owns 90% of the Kelian gold mine in Kalimantan, Borneo, Indonesia. Prior to Rio Tinto's arrival to Kalimantan, small-scale gold mining was performed by the local population. Around 1989, paramilitary police forced the local miners out of the mines. In 1990, Rio Tinto acquired more land, evicting more people who had to live in shanties. A total of 440 families were displaced from their homes. Some compensation was paid, but it was not adequate to cover losses. (Asia-Pacific Human Rights Network, Corporate Watch, Human Rights Features, July 16, 2001.)

..    NewCrest Mining: The conflict between forest protection laws and mining leases issued in protected areas has created a political storm in Indonesia. Indonesian Ministers and officials fear international legal action if mining is excluded from protected areas. Media reports have linked Indonesian government fears of costly international arbitration to Australian owned projects such as Newcrest's PT. ("Protected areas international arbitration threat to Indonesia", Koran Tempo, 3 April 2002 [translation].)

It is unclear how much environmental, liability, cleanup responsibility, and remediation costs may exist, and no existing audit contains information on any environmental liability.

Should CREF financially co-sponsor the manufacture and promotion of such mining activities? If not, vote for orderly divestment.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before voting.

Management strongly believes that implementing proponent's resolution, which seeks to impose subjective social investment standards on the CREF accounts, would be contrary to the best interests of our participants. Participants who have environmental and other social concerns have the option of investing in the CREF Social Choice Account, whose environmental screens currently exclude most gold mining stocks.

Implementing proponent's divestment proposal or similar proposals for other CREF accounts would deprive participants of investment options that give financial concerns the highest priority. Indeed, were we to make a practice of divesting from one specific industry because some participants object to a company's social or environmental policies, there would be no reason why other participants couldn't in turn ask that we divest from any other industry for other alleged objectionable activities. It would be very difficult to fully consider those requests and run an effective investment program for participants who wish their investments to be based primarily upon financial analysis.

A proposal like the one presented here is particularly problematic since it requires participants to engage in a divestment debate based on limited and subjective information. Often a situation is more complex than what is described in a proponent statement. For example, the web sites of each of the companies proponent refers to in her supporting statement go into detail regarding their environmental and/or social programs, clearly indicating that there is more than one side to every issue. We point this out not to argue the merits, but rather to underscore our assertion that we cannot debate divestment issues each time a participant brings a complaint against a single portfolio company or industry.

We choose instead to follow the sound investment standards of our professional money managers. Management continually monitors CREF's portfolios to ensure that they remain well invested consistent with their stated investment objectives. As part of the analysis of CREF's actively-managed investments, we evaluate the effect any potential environmental exposure or liability may have on a company's earnings and prospects. If we conclude that investing in a particular company or an entire industry is not in our participants' best financial interests, we will take appropriate action.

For these reasons, the board recommends a vote against the proposal.

PARTICIPANT PROPOSAL V

All CREF participants can vote on the fifth participant proposal. Votes will not be tallied separately for each CREF account.

David I. Caplan, 247 S.E. 3rd Avenue, Delray Beach, FL 33483, owning 152.703 accumulation units in the CREF Stock Account, has given notice that he intends to present the following resolution at the annual meeting:

Resolved: No funds shall be invested by CREF in any entity brought to its attention that publicly advocates firearm control legislation.

Participants' Supporting Statement

The proponent, David I. Caplan, recommends a vote FOR the proposal and urges all participants to read carefully the following statement before casting their vote.

Firearm control laws disable the public from defending itself. Sudden emergencies like "9-11" exacerbate the problem. During such emergencies, the police are called away from their normal duties to rush to the catastrophe. The public then is suddenly deprived of the police protection to which it was accustomed for safety and security. Even under the best of circumstances the police cannot be everywhere at once.

From ancient times to the present, the militia comprises "all citizens capable of bearing arms" -- ordinary personal arms. Today, such arms include only the modern functional equivalents of those arms that colonial militiamen were expected to keep and bear -- that is, arms commonly used to defend home and family. They do not include, of course arms like stinger missiles or nuclear devices.

Increasingly many scholars and law professors have concluded that the Second Amendment in the federal Bill of Rights guarantees to the private individual the right to keep ordinary personal firearms. These professors include Harvard Law Professor Laurence Tribe, who argued on behalf of Al Gore in the first Bush v. Gore case in the U.S. Supreme Court. These scholars have concluded that the Second Amendment's guarantees are not limited to those who are enrolled in a formal, governmentally sponsored militia such as the National Guard, which is but a part of State militia.

The Second Amendment's opening phrase "well regulated militia" indicates that unless the private individual citizen has the absolute right to keep ordinary personal firearms at home, the militia would not be properly regulated by the people. Registration facilitates confiscation, thereby destroying the people's right.

During political emergencies -- such as of the kind that many feared President Nixon threatened during the Watergate episode -- the private possession of ordinary personal firearms has an essential role to play. It enables the armed populace to supplement the effectiveness the National Guard, led by the State governors, to restore the Constitution.

In the Federalist Papers Nos. 28 and 46, Alexander Hamilton and James Madison explicitly recognized this vital function of an armed populace to restore the Constitution in case of usurpation or tyranny. The Framers based this vital function of an armed populace directly upon Magna Carta, Chapter 61 (1215).

Recently a federal appeals court concluded that the Second Amendment guarantees an individual right to the private citizen of good moral character, and not exclusively to an actually enlisted member of a governmentally sponsored organized militia organization.

No matter how you feel about firearm control laws, these laws teach the enemies of other constitutional rights a dangerous procedure for similarly gradually weakening and destroying all other rights. Besides, criminals do not register their guns.

For these reasons, proponent urges you to vote FOR the proposal.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before casting their vote.

Proponent has asked participants to consider a proposal that would have CREF stop investing in companies that publicly support gun control efforts. We strongly believe that this proposal, which would require CREF to devote resources scrutinizing the social causes advocated by portfolio companies, is contrary to the interests of our participants. Our position has consistently been that, except for the Social Choice Account, we will not make portfolio investment decisions based on a company's record on social issues. We could not operate an effective investment program that gives financial concerns the highest priority if we sought to accommodate the diverse social views of our over two million participants in this manner. This proposal, which promotes an agenda that we believe may be unpopular with many of our participants, underscores the merit of this long-held position.

For this reason, the board recommends a vote against the proposal.

PARTICIPANT PROPOSAL VI

Because the sixth participant proposal concerns CREF's tobacco-related investments, participants in all CREF accounts, except the Social Choice Account, can vote on it. Since the proposal would affect participants in each of these accounts differently, the votes will be tallied separately for each account.

Ronald C. Bishop, M.D., 855 Asa Gray Drive, Ann Arbor, MI 48105, owning 10.289 annuity units in the CREF Stock Account, Thomas F. Hogan, M.D., 17846 N. 49th Place, Scottsdale, AZ 85254, owning 8,078.925 accumulation units in the CREF Money Market Account and 998.485 accumulation units in the CREF Social Choice Account, Dr. Douglas C. Kelley, 910 Sunset Rd., Ann Arbor, MI 48103, owning
7.691 annuity units in the CREF Stock Account, and C. Everett Koop, M.D., 3 Ivy Pointe Way, Hanover, NH 03755-1407, owning 23.775 annuity units in the CREF Stock Account, have given notice that they intend to present the following resolution at the annual meeting:

For both ethical and financial reasons, participants request CREF: 1) To announce that CREF will make no additional tobacco related investments, and 2) To begin an orderly divestment of all Tobacco investments.

Participants' Supporting Statement

As court cases relating to deception by the tobacco industry escalate each year in numbers and significance, there are more and more reasons for TIAA-CREF to get out of the business of financially co-sponsoring, with over a billion dollars of educators' retirement savings, the lethal tobacco industry.

One of this year's compelling developments was Federal District Court Judge Gladys Kessler's May 23 refusal to dismiss the federal government's case addressing the tobacco industry's "advertising, marketing, promotion and warning claims." The 1,400-page federal lawsuit, United States v. Philip Morris et al., filed in September 1999, demands $289 billion from the tobacco industry on charges of fraud and dangerous marketing practices, including marketing aimed at children.

The amount sought eclipses the 1998 Master Settlement Agreement, which requires tobacco companies to pay 46 states $206 billion, and the related settlement that requires tobacco companies to pay the remaining four states $40 billion.

"Why would anybody invest in terminal industry, "asks John Montgomery, president and director of Bridgeway Funds. "We just don't." Bridgeway screens only tobacco from its family funds.

While individual investors can avoid tobacco through tobacco-free funds or more broadly-screened socially responsible investment funds, institutional investors can also screen tobacco from their portfolios without fear of lapsing in their fiduciary responsibility. So says the Investor Responsibility Research Center
(IRRC) in its publication, "Tobacco Divestment and Fiduciary Responsibility, A legal and Financial Analysis."

"We came to the conclusion that an institution can be within the bounds of its fiduciary duty to divest its tobacco holdings, mainly on the basis that it would not have more than a de minimus effect on the performance of the overall portfolio, either positive or negative," says Doug Cogan, director of the IRRC's tobacco information service. A de minimus effect is an inconsequential difference in return.

So what is CREF waiting for? Why the preference for giving the tobacco industry the "respectability" camouflage which financial co-sponsorship by TIAA-CREF provides, when the interests of shareholders can better be served by other investments? Are Harvard, John Hopkins, and the University of Michigan -- each of them among institutions, which have divested their tobacco holdings
-- neglecting their fiduciary responsibility? Clearly, the answer is NO, and CREF's answer should be NO to the lethal tobacco industry.

According to the "Tobacco FactFile" launched this year by the World Health Organization, "If current trends continue, about 500 million people alive today -- including 250 million children -- will eventually be killed by tobacco use." Do CREF shareholders really want to share the responsibility?

The Tobacco FactFile also states that "Each pack of cigarettes sold in the United States costs the nation an estimated $7.18 in medical care costs and lost productivity." Divestment of CREF's tobacco holdings is socially and financially prudent.

Opposing Statement of the Board of Trustees

The Board of Trustees recommends a vote AGAINST the proposal and urges all participants to read carefully the following statement before casting their vote.

The trustees believe that each participant should have the choice of whether or not to invest in an account that uses non-financial criteria for its investment program. This decision should not be made for them by the Board of Trustees.

The Trustees believe it is in participants' best financial interests to provide CREF's investment professionals with the broadest possible discretion to pursue each account's stated investment goals and strategies and take advantage of a broad range of potential investment opportunities. While legitimate concerns have been raised by proponents regarding ongoing tobacco litigation, our active managers continually monitor and assess industry stocks in light of those risks. For most CREF accounts, the investment team pursues a strategy that seeks to maintain a risk and return profile similar to the account's benchmark index. If we were to eliminate the stocks of an entire industry from each CREF account, we would increase the chances that investment performance would vary considerably from an account's benchmark index in any given year.

The trustees understand that tobacco divestiture and other issues relating to socially responsible investing touch upon deeply held personal beliefs shared by many CREF participants. Out of respect for these beliefs, CREF created the Social Choice Account, a balanced account that applies a number of social screens to its investment portfolio, including one for tobacco. Given the availability of the Social Choice Account and the diverse nature of our participant base, the trustees have consistently declined to impose specific subjective social standards on the investment programs of the other CREF accounts, regardless of the merits of the social cause advocated.

We believe that participants should be free to decide, based on their individual consciences, whether or not they want specific subjective social criteria applied to their investment accounts.

The board recommends a vote against the proposal.

V. OTHER MATTERS

Means of Soliciting Proxies

This proxy solicitation will be conducted mainly by mail, telephone, and the Internet, but it may also be by any other method of electronic communication, or by personal interview. CREF bears all expenses connected with soliciting proxies; the expenses are included in the administrative expenses that are paid for from the net assets of each account.

Proposals of Persons with Voting Rights

Proposals submitted by or on behalf of participants to be included in the CREF proxy materials for the 2004 annual meeting must be received by CREF no later than June 16, 2004. Unless CREF is notified by August 29, 2004 of other matters that may be properly brought before the 2004 annual meeting by or on behalf of participants, the persons named in the proxy will have the discretion to vote on those matters as they see fit.

Annual Reports

If you would like to see the most recent CREF semi-annual and annual reports, you can visit the TIAA-CREF Web site www.tiaa-cref.org, or use our on-line request form to order print versions electronically. Or, you can call 1 877 518-9161 or write to CREF at 730 Third Avenue, New York, New York 10017-3206.

                                      Notes

                                      Notes

                                                                  A10790 (10/03)
                                             [GRAPHIC] Printed on recycled paper

                        College Retirement Equities Fund

By signing this form, I authorize Martin J. Gruber, E. Laverne Jones, and Stephen A. Ross, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees; (ii) in accordance with the trustees' recommendations on the other subjects listed on this card; and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on Thursday, November 13, 2003, at 10:00 a.m. at 730 Third Ave., New York, NY 10017 in the Wharton Auditorium on the 17th floor.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to EquiServe, P.O. Box 8000, Edison, NJ 08818-9000. EquiServe has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

                                                        ------------------------------------------
                                                             To vote via the Internet - go to
                                                            http://www.eproxyvote.com/tiaa-cref
                                                        To vote by telephone - dial 1 877 779-8683
                                                        ------------------------------------------

    CREF DOMESTIC BALLOT 2003 MOCK UP 9/4/03 V.6

                                                           Suggestions for Future CREF Nominees

                                                        Name:_____________________________________

                                                        Institution:______________________________

                                                        Name:_____________________________________

                                                        Institution:______________________________

CREF                         MICHAEL HUGYO                               VOTER CONTROL NUMBER 46601834226681
------------------------------------------------------------------------------------------------------------------------------------
     The Board of Trustees recommends a vote                           The Board of Trustees recommends a vote
                  FOR item 1.                                               AGAINST the following items.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 For Against Abstain
1. Election of Trustees                                 2. Participant proposal I (to divest from gold mining
   Nominees:                                               investments) (All accounts)

 Bevis Longstreth (01), and Bridget A.Macaskill (02)    3. Participant proposal II (to separate the CEO and Chairman
                           Withhold                        positions) (All accounts)
                  For      from all
                                                        4. Participant proposal III (to report on adoption of the Conference
                                                           Board Commission's recommendations) (All accounts)

                                                        5. Participant proposal IV (to revive policyholder nominating process) (All accounts)

   ______________________________________________       6. Participant proposal V (to stop investing in companies
      For all nominees except as written above             supporting gun control) (All accounts)

                                                        7. Participant proposal VI (to divest from tobacco investments)(All accounts except Social Choice)

                                                                       For Against Abstain                       For Against Abstain

                                                           Stock                             Money Market
-------------------------------------------------------
                                                           Bond                              Global
 When signing as attorney, executor, administrator,
 trustee, guardian, or corporate officer, please           Growth                            Equity Index
 indicate your full name and title.
                                                           Inflation-
                                                           Linked Bond

Signature _________________________ Date ___________

------------------------------------------------------------------------------------------------------------------------------------
 11010000 1691132 02                                    CREF DOMESTIC BALLOT 2003 MOCK UP 8/8/03 V.15

 P09F P20A P26A P31A P42A P46A P53A P57A P64A P68A P75A P79A P86A P90A

2003 CREF Annual Meeting Voting

[GRAPHIC]

[GRAPHIC]

VOTE BY NET

TIAA
CREF

STEP 1
--------------------------------------------------------------------------------

Welcome to the EquiServe online voting wizard!

Just follow a few simple steps to complete the secure voting process:

     Authentication:                      Login using your voter control number

     Ownership Info/Election Materials:   Review your ownership information and election materials

     Voting:                              Cast your ballot and receive your confirmation online

     Finish:                              Update your e-mail profile and review other options

If you have more than one ballot, please vote them one card at a time. To get started now, login below and click "Continue".

Step 1: Authentication

Enter the voter control number as it appears on your ballot     [         ]
Enter the last 4 digits of the U.S. social security
number (SSN) or the U.S. taxpayer identification number (TIN)
for this account.*                                              [         ]

*If you do not have a SSN or TIN for this account, please leave this box blank.

CONTINUE

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

2003 CREF Annual Meeting Voting

[GRAPHIC]

[GRAPHIC]

VOTE BY NET

TIAA
CREF    COLLEGE RETIREMENT EQUITIES FUND

STEP 2
--------------------------------------------------------------------------------

Welcome

     Solar Hunter
     1000 Main Street
     Anywhere, NJ 12345

Election Materials

To review the Proxy materials please click the following link. When ready to vote click "Continue" to go to the ballot page:

     CREF Proxy Statement

CONTINUE

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

2003 CREF Annual Meeting Voting

[GRAPHIC]

[GRAPHIC]

VOTE BY NET

TIAA
CREF    COLLEGE RETIREMENT EQUITIES FUND

STEP 3
--------------------------------------------------------------------------------
2003 CREF Annual Meeting

By submitting this form online, I authorize Martin J. Gruber, E. Laverne Jones, and Stephen A. Ross, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees; (ii) in accordance with the trustees' recommendations on the other subjects listed on this card; and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on Thursday, November 13, 2003, at 10:00 a.m. at 730 Third Ave., New York, NY 10017 in the Wharton Auditorium on the 17th floor.

EquiServe has been engaged to tabulate ballots submitted electronically or returned by mail to preserve the confidentiality of your ballot.

Check this box to cast your vote in accordance with the recommendations of the
Board of Trustees:                                               [ ]

The Board of Trustees recommends a vote FOR item 1.

1.   Election   [ ] FOR ALL NOMINEES, except as noted below
     of         [ ] Bevis Longstreth
     Trustees   [ ] Bridget A. Macaskill

                [ ] WITHHOLD AS TO ALL NOMINEES

The Board of Trustees recommends a vote AGAINST the following items.

2. Participant proposal I (to divest from gold mining investments) (All accounts)

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. Participant proposal II (to separate the CEO and Chairman positions) (All accounts)

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

4. Participant proposal III (to report on adoption of the Conference Board Commission's recommendations) (All accounts)

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

5. Participant proposal IV (to revive policyholder nominating process) (All accounts)

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

6. Participant proposal V (to stop investing in companies supporting gun control) (All accounts)

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

7. Participant proposal VI (to divest CREF's tobacco-related investments)(All accounts except the Social Choice Account)

    Stock

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Money Market

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Bond

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Global Equities

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Growth

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Equity Index

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

     Inflation-Linked Bond

    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

To cast your vote please click "Submit".
(NOTE: Your vote will not be counted until you click "Submit".)

SUBMIT

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

2003 CREF Annual Meeting Voting

[GRAPHIC]

[GRAPHIC]

VOTE BY NET

TIAA
CREF    COLLEGE RETIREMENT EQUITIES FUND


STEP 3
--------------------------------------------------------------------------------

     Solar Hunter
     1000 Main Street
     Anywhere, NJ 12345
     Control Number: 29001999999912
     Confirmation Number: 383827
     Date: Mon Oct 13 2003 11:18:41 CDT

Thank you for using EquiServe's Vote-By-Net facility.

Step 3: Summary of your vote

Your vote was recorded by EquiServe as follows:

1.   Election of Trustees                                     FOR ALL NOMINEES

2.   Participant proposal I (to divest from gold mining       AGAINST
     investments) (All accounts)

3.   Participant proposal II (to separate the CEO and         AGAINST
     Chairman positions) (All accounts)

4.   Participant proposal III (to report on adoption of the   AGAINST
     Conference Board Commission's recommendations) (All accounts)

5.   Participant proposal IV (to revive policyholder          AGAINST
     nominating process) (All accounts)

6.   Participant proposal V (to stop investing in             AGAINST
     companies supporting gun control) (All accounts)

7. Participant proposal VI (to divest CREF's tobacco-related investments)(All accounts except the
     Social Choice Account)

     Stock                                                    AGAINST

     Money Market                                             AGAINST

     Bond                                                     AGAINST

     Global Equities                                          AGAINST

     Growth                                                   AGAINST

     Equity Index                                             AGAINST

     Inflation-Linked Bond                                    AGAINST

To keep a copy for your records, click "Print" or "E-mail". To change your vote, click "Back".

To provide suggestions for future nominees click "Options".

You can now vote another ballot or click "Finish" to update your e-mail profile and exit the voting site.

BACK   OPTIONS   FINISH

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


CREF's 2003 Proxy Telephone Script Template

PROXY CONTROL NUMBER VERIFY

..   Greeting - Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting. (Not customizable)

..   Control Number - Enter the voter control number as it appears on the card followed by the pound sign. (Not customizable)

..   Hold - One moment please while we verify your information. (Not customizable)

..   Secondary Control Number - Enter the last 4 digits of the U.S. Social
    Security number or the U.S. taxpayer identification number for this account followed by the pound sign. (Not customizable)

..   Invalid Entry of Control Numbers Message - We are unable to authenticate the information that you entered. (Not customizable)

..   Default and Miskey Error Message - We are unable to process your request at this time. Thank you for calling. (Not customizable)


PROXY MAIN

Vote Not Started - The time frame for this vote has not yet begun. Please call back later. (Not customizable)

Vote Has Ended - The time frame for this vote has ended. Thank you for calling. (Not customizable)

Special Message (99990NNN) - You are voting your 2003 CREF Proxy solicited by its Board of Trustees. {Pronounced as CREF phonetically}

Legal Message -

Vote Level (99980NNN) - Only participants in certain accounts are eligible to vote on certain issues. Please check your proxy card to confirm your voting eligibility. Your telephone vote is subject to the same terms and authorizations as indicated on the printed proxy card.

With the Board Vote Prompt Message -

Vote Level Message (55550NNN) - To vote all proposals items in accordance with the recommendations of the Board of Trustees press 1. If you wish to vote on each proposal item one at a time, press 2.

Sajoo J. Samuel                   Page 1 of 5                          8/12/2003

CREF's 2003 Proxy Telephone Script Template

Announcement Message (999XXNNN) - You will now vote for the Trustees Nominees. The Board of Trustees recommends a vote FOR each of the nominees listed on your ballot.

Multiple Director Message -

Transfer Agent Level Message - (04000PX2) - [333XXNNN=Item 1, Election of Trustees]. To vote for all nominees, press one. To withhold from all nominees, press 2. To withhold from individual nominees, press 3.

Director Exception Messages -

Vote Level Message - (88200NNN) - For each nominee from whom you wish to withhold your vote enter the 2-digit number after the nominee names listed on the ballot followed by the pound key. Press the pound key again if you have completed your withholding.

Withhold from subsequent Director Messages -

Vote Level Message - (88300NNN) - To withhold your vote from another nominee enter the 2-digit number next to the name listed on the ballot followed by the pound key, or if you have completed your withholding, press the pound key again.

Invalid Director Messages -

Default Level Message - You have entered an invalid nominee number.

PROPOSALS

For / Against / Abstain Proposals -

Announcement Message (999XXNNN) - Participant Proposal 1 to divest from gold mining investments. Participants in all accounts are eligible to vote on Participant Proposal 1. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 2, Participant Proposal 1]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 2 to separate C E O and Chairman positions. Participants in all accounts are eligible to vote on Participant Proposal 2. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 3, Participant Proposal 2]. To vote for, press 1; against, press 2; abstain press 3.

Sajoo J. Samuel                   Page 2 of 5                          8/12/2003

CREF's 2003 Proxy Telephone Script Template

Announcement Message (999XXNNN) - Participant Proposal 3 to report on adoption of the Conference Board Commission's recommendations. Participants in all accounts are eligible to vote on Participant Proposal 3. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 4, Participant Proposal 3]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 4 to revive policyholder nominating process. Participants in all accounts are eligible to vote on Participant Proposal 4. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 5, Participant Proposal 4]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 5 to stop investing in companies supporting gun control. Participants in all accounts are eligible to vote on Participant Proposal 5. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 6, Participant Proposal 5]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Announcement Message (999XXNNN) - Participants in all accounts except the CREF {Pronounced as CREF phonetically} Social Choice Account are eligible to vote on Participant Proposal 6. The Board of Trustees recommends a vote AGAINST this proposal.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7A, Participant Proposal 6 for your Stock Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7B, Participant Proposal 6 for your Money Market Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Sajoo J. Samuel                   Page 3 of 5                          8/12/2003

CREF's 2003 Proxy Telephone Script Template

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7C, Participant Proposal 6 for your Bond Market Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7D, Participant Proposal 6 for your Global Equities Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7E, Participant Proposal 6 for your Growth Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7F, Participant Proposal 6 for your Equity Index Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Announcement Message (999XXNNN) - Participant Proposal 6 to divest from tobacco-related investments.

Vote Level Message (00XX0NNN) - [333XXNNN=Item 7G, Participant Proposal 6 for your Inflation-Linked Bond Account holdings]. To vote for, press 1; against, press 2; abstain press 3.

Introduction Playback Message -

Default Level Message - You have cast your vote as follows...

With the Board Playback Message -

Vote Level Message (55540NNN) - You have cast your vote in the manner recommended by the Board of Trustees.

Playback Messages for Directors - Depending on how a caller votes, there are 3 possible playback messages.

Voted All Directors -

Sajoo J. Samuel                   Page 4 of 5                          8/12/2003

CREF's 2003 Proxy Telephone Script Template

Vote Level Message (88500NNN) - You have voted for all Trustees on the ballot.

Withhold from All Directors -

Vote Level Message (88600NNN) - You have voted to withhold your vote from all Trustees on the ballot.

Director Exceptions -

Vote Level Message (88700NNN) - You have voted for all trustees except for the following nominee numbers (Speaks trustee number(s)).

Goodbye Message -

Vote Level Message (44440NNN) - Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1, otherwise please hang up. Thank you.

Miskey Message - You have entered an invalid option. (Not customizable)

Default Error Message - We are unable to process your request at this time. Thank you for calling. (Not customizable)

Sajoo J. Samuel                   Page 5 of 5                          8/12/2003